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                                                                   EXHIBIT 99.1

                          24/7 MEDIA CLARIFIES OUTLOOK

                        FOR DOT.COM ADVERTISING INDUSTRY

New York -- August 1, 2000 - On August 1, 2000, 24/7 Media, Inc. CEO, David Moore, made the following statement in an interview with Bloomberg News reporters which was later released in an article:

o Mr. Moore commented that the slow down in online advertising spending levels by dot.com businesses is expected to continue into the third quarter, as previously noted by several independent third party industry analysts.

Mr. Moore did not provide any revisions to financial analysts' expectations regarding 24/7 Media's financial results for second or third quarters for year 2000.

Bloomberg News issued a corrected version of the article at 7:15 pm on August 1, 2000.

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This news release contains statements of a forward-looking nature relating to the future events or the future financial results of 24/7 Media. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from forward-looking statements, including the matters set forth in 24/7 Media's reports and documents filed from time to time with the Securities and Exchange commission.

Press Contact:
Mitchell Simmons
24/7 Media
212-231-7916

mitchell.simmons@247media.com